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                                                                    EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                 USA TRUCK, INC.


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

                                                          Three Months Ended                   Six Months Ended
                                                              June 30,                            June 30,
                                                     ----------------------------        ----------------------------
                                                        2000              1999              2000              1999
                                                     ----------        ----------        ----------        ----------
Numerator:
Net income and comprehensive income .........        $1,180,067        $2,434,803        $  785,682        $4,758,920
                                                     ==========        ==========        ==========        ==========

Denominator:
Denominator for basic earnings per
share - weighted average shares .............         9,297,761         9,373,109         9,292,823         9,384,410


Effect of dilutive securities:-
Employee stock options ......................             4,433            37,366             4,433            38,881
                                                     ----------        ----------        ----------        ----------

Denominator for diluted earnings per
share - adjusted weighted average
shares and assumed conversions ..............         9,302,194         9,410,475         9,297,256         9,423,291
                                                     ==========        ==========        ==========        ==========

Basic earnings per share ....................        $     0.13        $     0.26        $     0.08        $     0.51
                                                     ==========        ==========        ==========        ==========

Diluted earnings per share ..................        $     0.13        $     0.26        $     0.08        $     0.51
                                                     ==========        ==========        ==========        ==========
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